Exhibit 10.16

PUBLIC RELATIONS SERVICES AGREEMENT

THIS AGREEMENT (the “Agreement”) made and entered into as of 2/3/23 (hereinafter “Effective Date”) by and between Think Ink Marketing Data and Email Services, a California limited liability company (“Think Ink Marketing”) and Nevada Canyon Gold Corp., a corporation based in Nevada and publicly traded on the OTC Exchange under the ticker symbol NGLD (“PubCo”) (collectively, “the Parties”).

WHEREAS PubCo is a publicly traded company and seeks the services of Think Ink Marketing to help increase public awareness of the company and its products, services and securities;

WHEREAS Think Ink Marketing is a marketing company and assists companies in increasing their public profile amongst investors and consumers;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I SERVICES

Think Ink Marketing shall provide public relations services to PubCo in an effort to increase public awareness of the company and its products, services and securities, including product branding. The services may include facilitating the creation and distribution of marketing materials and paid advertisements.

II. TERM OF AGREEMENT

This agreement shall remain in effect from time of the Effective Date on for 6 months unless terminated pursuant to the Section V below by mutual agreement of the Parties.

III. COMPENSATION

PubCo shall provide Think Ink Marketing with an initial budget of $50,000 (starting deposit of $20,000) to cover the costs associated with the public relations campaign and related services. Think Ink Marketing shall retain the excess sums above the costs expended as its sole compensation for services provided under this Agreement.

IV. RESPONSIBILITY FOR CONTENT OF MATERIALS

PubCo understands that Think Ink Marketing intends to subcontract the creation of any written marketing materials. The Parties expressly agree that PubCo shall review and approve in writing all marketing materials before public distribution by signing a copy of the approval form attached hereto as Exhibit A and initialing each page of the approved marketing materials. PubCo acknowledges that Think Ink Marketing shall have no responsibility for ensuring the accuracy of the content of any written materials and will not publish or distribute any marketing materials without PubCo’s prior written approval.

V. TERMINATION

This Agreement may be terminated by either party upon thirty (30) days written notice to the other party. If terminated by PubCo under this Section, Think Ink Marketing shall be entitled to retain funds for services rendered (or cancellation fees) paid prior to the date of termination.

VI. INTEGRATION

This Agreement constitutes a single integrated written contract expressing the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, understandings, terms, conditions, and representations, written or oral, made by the Parties hereto or their agents, concerning the matters covered by this Agreement.

VII. NO ORAL MODIFICATIONS

The terms of this Agreement may not be modified or amended except by written agreement signed by the Party or Parties against whom enforcement of any such modification or amendment may be sought.

VIII. CHOICE OF LAW

This Agreement shall be deemed to have been executed and delivered within the United States in the State of California, and the rights and obligations of the Parties hereunder shall be governed, construed, and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the Parties hereto have entered into and executed this Agreement.

THINK INK MARKETING

3308 W. Warner Ave, Santa Ana, 92704

/s/ Claire Stevens
By:	Claire Stevens
Its:	Marketing Director

NEVADA CANYON GOLD CORP.

/s/ Jeffrey Cocks
By:	Jeffrey Cocks
Its:	President & CEO

Exhibit A

PubCo Approval of Marketing Materials

By my signature below, I hereby certify that I am authorized to provide this approval of marketing materials on behalf Nevada Canyon Gold Corp. to Think Ink Marketing. On behalf of Nevada Canyon Gold Corp., I confirm that I have reviewed the attached marketing materials in their entirety and further confirm that all factual statements concerning Nevada Canyon Gold Corp., Inc. contained therein are true and accurate to the best of my knowledge. I have also initialed each page of the attached marketing materials and hereby approve their publication.

Date: ________________________

NEVADA CANYON GOLD CORP.

By:
Its:

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